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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 31, 2001
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                         COMMISSION FILE NUMBER 0-28292

                             BANK PLUS CORPORATION
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            (Exact Name of Registrant as Specified in its Charter)

         Delaware                                              95-4571410
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(State or Other Jurisdiction                                 (IRS Employer
    of Incorporation)                                     Identification No.)

 4565 Colorado Boulevard, Los Angeles, California                90039
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(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code  (818) 549-3116
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                                Not applicable.
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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

          On December 31, 2001, Bank Plus Corporation, a Delaware corporation (the "Company"), announced the completion of the acquisition of the Company by FBOP Corporation, an Illinois corporation ("Buyer"), by means of the merger (the "Merger") of Buyer's wholly-owned subsidiary ("Acquisition Sub"), with and into the Company. As a result of the Merger, each outstanding share of common stock of the Company has been converted into the right to receive $7.25 in cash. The Company is now a wholly-owned subsidiary of FBOP.

          The Merger was consummated pursuant to that certain Agreement and Plan of Merger, dated as of June 2, 2001, by and among Buyer, Acquisition Sub and the Company (the "Merger Agreement"). A special meeting of stockholders of the Company was held on September 12, 2001, to consider and vote upon a proposal to adopt the Merger Agreement. At the special meeting, the requisite number of stockholders of the Company voted to approve the Merger Agreement pursuant to Delaware law.

          The press release issued by the Company announcing the consummation of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  The following exhibit is included with this Report:

               Exhibit 99.1  Press Release dated December 31, 2001.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2001
                                             BANK PLUS CORPORATION

                                             By:    /s/ Michael E. Kelly
                                                 --------------------------
                                                 Name:  Michael E. Kelly
                                                 Title: President
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                                 EXHIBIT INDEX

Exhibit
Number              Description
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Exhibit 99.1        Press Release dated December 31, 2001.